UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2014

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Papa John’s International, Inc. (the “Company”) was held on April 29, 2014. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

1.
Election of two directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John H. Schnatter	38,035,158	396,616	57,897	2,010,944
Mark S. Shapiro	38,309,975	172,923	6,773	2,010,944

2.
Appointment of Ernst & Young LLP as the Company’s independent auditor for 2014. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 28, 2014. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

40,367,564	108,959	24,092	-

3.
Advisory Approval of the Company’s executive  compensation. The stockholders of the Company approved a resolution on advisory approval of executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

38,258,882	129,390	101,399	2,010,944

4.
Amendment to Certificate of Incorporation to declassify the Board of Directors. The stockholders approved an Amendment of the Company’s Certificate of Incorporation to declassify the Board of Directors. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

38,441,642	36,760	11,269	2,010,944

5.
Amendment to Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company.  The stockholders approved an Amendment of the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

39,910,780	517,822	72,013	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

/s/ Lance F. Tucker Lance F. Tucker
Date: April 30, 2014	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer